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                                                               EXHIBIT 23.03

                 CONSENT OF LEGAL COUNSEL TO THE REGISTRANT


We consent to the incorporation by reference in the registration statement of Surety Capital Corporation on Form S-1 of our opinion dated March 6, 1996 and also consent to the reference to our firm under the caption "Legal Opinion".


/s/ SECORE & WALLER, L.L.P.

Secore & Waller, L.L.P.

Dallas, Texas
March 6, 1996